UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 9, 2014
(Date of earliest event reported)

CTD HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	000-25466	59-3029743
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

14120 N.W. 126th Terrace Alachua, Florida	32615
(Address of Principal Executive Offices)	(Zip Code)

(386) 418-8060
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 9, 2014, the Registrant entered into a Securities Purchase and Collaboration Agreement (the “Agreement”) with Novit, L.P., a Delaware limited partnership (“Novit”), under which it issued 4,000,000 shares (the “Shares”) of its common stock, par value $0.0001 per share (the “Common Stock”), at a purchase price of $0.25 per share, for aggregate gross proceeds to the Registrant of $1,000,000 (the “Private Placement”).

Pursuant to the terms of the Agreement, the Registrant also agreed to give USP Zdrowie Sp. z o.o. (“USP”), a company organized under the laws of Poland and an affiliated entity of Novit, a “first look” for 60 days from the date of notice to USP by the Registrant, at any new products involving cyclodextrin technology developed or formulated by the Registrant for potential use by USP in its own product portfolio in certain Eastern European markets, prior to the Registrant marketing or selling such products in the same region for use in the over-the-counter pharmaceutical markets, and to explore other ways in which the Registrant’s cyclodextrin products may offer improvements to USP’s product portfolio.

Scarsdale Equities, LLC (“Scarsdale”) acted as financial advisor and exclusive placement agent of the Registrant in connection with the Private Placement.  Under its engagement letter with Scarsdale, the Registrant will pay a fee to Scarsdale  with respect to any private placement of debt or equity securities of the Registrant in an amount equal to 6% of the proceeds of any such financing, for a period of one year from April 1, 2014.  In addition,  Scarsdale will be entitled to receive warrants to purchase 6% of the securities issued as a part of such a financing, with a warrant price equal to 100% of the offering price of the securities sold. The warrants will have a seven (7) year term. N. Scott Fine, a director of the Registrant, is a principal at Scarsdale.

This summary of the Agreement is qualified in its entirety by reference to the Agreement attached as an exhibit to this report.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth above under Item 1.01 is incorporated into this Item 3.02 by reference. The Shares were issued in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of the private placement exemption in section 4(a)(2) of that Act and/or the provisions of Regulation D promulgated thereunder.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the Private Placement, the Registrant’s Board of Directors voted to increase the size of the Board of Directors from five (5) members to six (6) members, and voted to fill the resulting vacancy with F. Patrick Ostronic, effective as of April 9, 2014.  Mr. Ostronic is an officer of US Pharmacia International, Inc., a subsidiary of USP, and also serves as the Chief Financial Officer of The USP Group. Mr. Ostronic is also a director of Novit US, Inc., the general partner of Novit.

Mr. Ostronic is not a party to, nor has a material interest in, any transaction that would require disclosure under Item 401(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Securities Purchase and Collaboration Agreement dated as of April 9, 2014, between and among CTD Holdings, Inc. and Novit, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTD HOLDINGS, INC.

By:	/s/ C.E. Rick Strattan
Name:	C.E. Rick Strattan
Title:	Chief Executive Officer

Date: April 15, 2014